Exhibit 5.1

                                  Letterhead of
                                   Bert Sager
                                 P.O. Box 43-1495
                               6129 S.W. 70th Street
                                  Miami, FL  33143
                                   (305) 661-5055



                                                              February 5, 1998

Computer Products, Inc.
7900 Glades Road
Suite 500
Boca Raton, FL  33434

                                Computer Products, Inc.
                           Registration Statement on Form S-8

Dear Sirs:

        I have acted as special counsel for Computer Products, Inc., a Florida corporation (the "Registrant"), in connection with Registration Statement on Form S-8 (the "Registration Statement") that is being filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"). This Registration Statement being filed with respect to 3,944,383 shares of common stock, par value $.01 per share (the "Common Stock"), of the Registrant relating to the Zytec Corporation 1983 Employee Incentive Stock Option Plan, Zytec Corporation 1984 Employee Incentive Stock Option Plan, Zytec Corporation 1985 Employee Incentive Stock Option Plan, Zytec Corporation 1987 Employee Incentive Stock Option Plan, Zytec Corporation 1993 Employee Incentive Stock Option Plan, and Zytec Corporation 1996 Employee Incentive Stock Option Plan (the "Plans").

        You have requested me to render to you the following opinion. In connection with the opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of all corporate and other documents and records of the Registrant and all certificates of public officials and officers of the Registrant, and have made such other investigations, as I have deemed necessary or appropriate in connection with rendering this opinion. As to questions of fact material to this opinion, I have, when relevant facts were not independently established by me, relied upon certificates of public officials and information supplied to me by officers of the Registrant.

       For purposes of this opinion, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified, conformed or photostatic copies.

       Based upon the foregoing, I am of the opinion that:

      1. The Registrant is a corporation duly organized and validly existing under the laws of the State of Florida.

      2. All requisite corporate actions have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement pursuant to the 1933
Act.

      3. The shares of Common Stock, when issued and sold in accordance with the provisions of the Plans, will be legally issued, fully paid and non-assessable when the Registrant shall

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have received therefor the consideration provided in the Plans
(but not less than the par value thereof).

      I am an attorney admitted to practice in the State of Florida and do not purport to be an expert in, or to render any opinions concerning, the laws of any jurisdiction other than the United States of America and the State of Florida.

      This opinion is rendered to you and is solely for your benefit in connection with the above transaction. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation without my prior written consent.

       I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, to the use of my name as your counsel with respect to the Registration Statement and to all references made to us therein.



                                           /s/ Bert Sager
                                           -----------------
                                            Bert Sager

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